Exhibit 99.1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Pacific Time, on July 31, 2015.

Vote by Internet • Go to www.investorvote.com/CYNI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

--------------------------------------------------------------------------------------------------------------------------------------------------------------

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 3, 4, 5 and 6.

	For ☐	Against ☐	Abstain ☐	+
1. To adopt the Agreement and Plan of Merger, dated as of May 3, 2015, among Ciena Corporation, Neptune Acquisition Subsidiary, Inc., a subsidiary of Ciena, and Cyan, as amended.

2. To elect three nominees for Class II director to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified, subject to earlier resignation or removal:

	For	Withhold		For	Withhold		For	Withhold
01 - Promod Haque	☐	☐	02 - Michael L. Hatfield	☐	☐	03 - M. Niel Ransom	☐	☐

		For	Against	Abstain	For	Against	Abstain
3.	To approve certain issuances of our common stock equal to or in excess of 20% of our outstanding shares upon conversion of our 8.0% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014.	☐	☐	☐

4. To approve certain issuances of our common stock to certain affiliated holders upon conversion of our 8.0% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014.

					☐	☐	☐

		For	Against	Abstain	For	Against	Abstain
5.	To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.	☐	☐	☐

6. To approve the adjournment of the postponed annual meeting, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the merger agreement or proposals 3 and 4, which we refer to as the NYSE share issuance proposals.

					☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

+

Proxy — Cyan, Inc.

Notice of 2015 Annual Meeting of Stockholders

1383 N. McDowell Blvd., Suite 300, Petaluma CA 94954

Proxy Solicited by Board of Directors for Annual Meeting — July 31, 2015

Mark A. Floyd, Jeffrey G. Ross and Kenneth M. Siegel, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Cyan, Inc. to be held on July 31, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder with the specifications made thereon. If no such directions are indicated, the proxies will have authority to vote FOR all nominees and FOR Proposals 1, 3, 4, 5 and 6.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+